Facebook Reports Fourth Quarter and Full Year 2019 Results

MENLO PARK, Calif. – January 29, 2020 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter and full year ended December 31, 2019.

"We had a good quarter and a strong end to the year as our community and business continue to grow," said Mark Zuckerberg, Facebook founder and CEO. "We remain focused on building services that help people stay connected to those they care about."

Fourth Quarter and Full Year 2019 Financial Highlights

	Three Months Ended December 31,		Year-over-Year % Change	Year Ended December 31,		Year-over-Year % Change
In millions, except percentages and per share amounts	2019	2018		2019	2018
Revenue:
Advertising	$20,736	$16,640	25%	$69,655	$55,013	27%
Other	346	274	26%	1,042	825	26%
Total revenue	21,082	16,914	25%	70,697	55,838	27%
Total costs and expenses	12,224	9,094	34%	46,711	30,925	51%
Income from operations	$8,858	$7,820	13%	$23,986	$24,913	(4)%
Operating margin	42%	46%		34%	45%
Provision for income taxes	$1,820	$1,089	67%	$6,327	$3,249	95%
Effective tax rate	20%	14%		25%	13%
Net income	$7,349	$6,882	7%	$18,485	$22,112	(16)%
Diluted earnings per share (EPS)	$2.56	$2.38	8%	$6.43	$7.57	(15)%

Fourth Quarter and Full Year 2019 Operational and Other Financial Highlights

•	Facebook daily active users (DAUs) – DAUs were 1.66 billion on average for December 2019, an increase of 9% year-over-year.

•	Facebook monthly active users (MAUs) – MAUs were 2.50 billion as of December 31, 2019, an increase of 8% year-over-year.

•	Family daily active people (DAP) – DAP was 2.26 billion on average for December 2019, an increase of 11% year-over-year.

•	Family monthly active people (MAP) – MAP was 2.89 billion as of December 31, 2019, an increase of 9% year-over-year.

•	Capital expenditures – Capital expenditures, including principal payments on finance leases, were $4.24 billion and $15.65 billion for the fourth quarter and full year 2019, respectively.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $54.86 billion as of December 31, 2019.

•	Headcount – Headcount was 44,942 as of December 31, 2019, an increase of 26% year-over-year.

Our Family metrics represent our estimates of the underlying number of unique people using one or more of Facebook, Instagram, Messenger, and/or WhatsApp (collectively, our "Family" of products). We define a DAP as a registered and logged-in user of one or more Family products who visited at least one of these products through a mobile device application or using a web or mobile browser on a given day. We define a MAP as a registered and logged-in user of one or more Family products who visited at least one of these products through a mobile device application or using a web or mobile browser in the last 30 days as of the date of measurement.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 1262637.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Facebook

Founded in 2004, Facebook's mission is to give people the power to build community and bring the world closer together. People use Facebook's apps and technologies to connect with friends and family, find communities and grow businesses.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Ryan Moore
press@fb.com / newsroom.fb.com

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on October 31, 2019, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2019. In addition, please note that the date of this press release is January 29, 2020, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from our non-GAAP financial measures:
Foreign exchange effect on revenue. We translated revenue for the three months and full year ended December 31, 2019 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment, net; Principal payments on finance leases. We subtract both net purchases of property and equipment and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.
For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue	$21,082	$16,914	$70,697	$55,838
Costs and expenses:
Cost of revenue	3,492	2,796	12,770	9,355
Research and development	3,877	2,855	13,600	10,273
Marketing and sales	3,026	2,467	9,876	7,846
General and administrative	1,829	976	10,465	3,451
Total costs and expenses	12,224	9,094	46,711	30,925
Income from operations	8,858	7,820	23,986	24,913
Interest and other income, net	311	151	826	448
Income before provision for income taxes	9,169	7,971	24,812	25,361
Provision for income taxes	1,820	1,089	6,327	3,249
Net income	$7,349	$6,882	$18,485	$22,112
Less: Net income attributable to participating securities	—	—	—	(1)
Net income attributable to Class A and Class B common stockholders	$7,349	$6,882	$18,485	$22,111
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$2.58	$2.40	$6.48	$7.65
Diluted	$2.56	$2.38	$6.43	$7.57
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,853	2,872	2,854	2,890
Diluted	2,871	2,886	2,876	2,921
Share-based compensation expense included in costs and expenses:
Cost of revenue	$90	$82	$377	$284
Research and development	931	675	3,488	3,022
Marketing and sales	147	130	569	511
General and administrative	105	84	402	335
Total share-based compensation expense	$1,273	$971	$4,836	$4,152

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$19,079	$10,019
Marketable securities	35,776	31,095
Accounts receivable, net of allowances of $206 and $229 as of December 31, 2019 and December 31, 2018, respectively	9,518	7,587
Prepaid expenses and other current assets	1,852	1,779
Total current assets	66,225	50,480
Property and equipment, net	35,323	24,683
Operating lease right-of-use assets, net	9,460	—
Intangible assets, net	894	1,294
Goodwill	18,715	18,301
Other assets	2,759	2,576
Total assets	$133,376	$97,334

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,363	$820
Partners payable	886	541
Operating lease liabilities, current	800	—
Accrued expenses and other current liabilities	11,735	5,509
Deferred revenue and deposits	269	147
Total current liabilities	15,053	7,017
Operating lease liabilities, non-current	9,524	—
Other liabilities	7,745	6,190
Total liabilities	32,322	13,207
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	45,851	42,906
Accumulated other comprehensive loss	(489)	(760)
Retained earnings	55,692	41,981
Total stockholders' equity	101,054	84,127
Total liabilities and stockholders' equity	$133,376	$97,334

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net income	$7,349	$6,882	$18,485	$22,112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,468	1,225	5,741	4,315
Share-based compensation	1,273	971	4,836	4,152
Deferred income taxes	(395)	201	(37)	286
Other	(6)	(19)	39	(64)
Changes in assets and liabilities:
Accounts receivable	(1,697)	(1,564)	(1,961)	(1,892)
Prepaid expenses and other current assets	577	198	47	(690)
Other assets	(26)	(60)	41	(159)
Accounts payable	112	133	113	221
Partners payable	289	41	348	157
Accrued expenses and other current liabilities	861	378	7,300	1,417
Deferred revenue and deposits	41	33	123	53
Other liabilities	(763)	(735)	1,239	(634)
Net cash provided by operating activities	9,083	7,684	36,314	29,274
Cash flows from investing activities
Purchases of property and equipment, net	(4,100)	(4,366)	(15,102)	(13,915)
Purchases of marketable securities	(4,758)	(1,997)	(23,910)	(14,656)
Sales of marketable securities	2,163	1,254	9,565	12,358
Maturities of marketable securities	3,104	1,381	10,152	4,772
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(445)	—	(508)	(137)
Other investing activities, net	—	(21)	(61)	(25)
Net cash used in investing activities	(4,036)	(3,749)	(19,864)	(11,603)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(627)	(545)	(2,337)	(3,208)
Repurchases of Class A common stock	(1,296)	(3,500)	(4,202)	(12,879)
Principal payments on finance leases	(141)	—	(552)	—
Net change in overdraft in cash pooling entities	37	500	(223)	500
Other financing activities, net	2	4	15	15
Net cash used in financing activities	(2,025)	(3,541)	(7,299)	(15,572)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	177	(14)	4	(179)
Net increase in cash, cash equivalents, and restricted cash	3,199	380	9,155	1,920
Cash, cash equivalents, and restricted cash at beginning of the period	16,080	9,744	10,124	8,204
Cash, cash equivalents, and restricted cash at end of the period	$19,279	$10,124	$19,279	$10,124

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$19,079	$10,019	$19,079	$10,019
Restricted cash, included in prepaid expenses and other current assets	8	10	8	10
Restricted cash, included in other assets	192	95	192	95
Total cash, cash equivalents, and restricted cash	$19,279	$10,124	$19,279	$10,124

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Supplemental cash flow data
Cash paid for income taxes, net	$2,654	$1,034	$5,182	$3,762
Non-cash investing activities:
Net change in prepaids and liabilities related to property and equipment	$(94)	$306	$(153)	$918
Property and equipment in accounts payable and accrued liabilities	$1,887	$1,955	$1,887	$1,955

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
GAAP revenue	$21,082	$16,914	$70,697	$55,838
Foreign exchange effect on 2019 revenue using 2018 rates	295		1,669
Revenue excluding foreign exchange effect	$21,377		$72,366
GAAP revenue year-over-year change %	25%		27%
Revenue excluding foreign exchange effect year-over-year change %	26%		30%
GAAP advertising revenue	$20,736	$16,640	$69,655	$55,013
Foreign exchange effect on 2019 advertising revenue using 2018 rates	294		1,664
Advertising revenue excluding foreign exchange effect	$21,030		$71,319
GAAP advertising revenue year-over-year change %	25%		27%
Advertising revenue excluding foreign exchange effect year-over-year change %	26%		30%

Net cash provided by operating activities	$9,083	$7,684	$36,314	$29,274
Purchases of property and equipment, net	(4,100)	(4,366)	(15,102)	(13,915)
Principal payments on finance leases	(141)	—	(552)	—
Free cash flow	$4,842	$3,318	$20,660	$15,359